NEWS BULLETIN
                                 RE:  Headwaters Incorporated
       FROM:                          10653 South River Front Parkway, Suite 300
    FINANCIAL                         South Jordan, UT 84095
 RELATIONS BOARD                      (801) 984-9400
                                      NASDAQ: HDWR
--------------------------------------------------------------------------------

FOR FURTHER INFORMATION

AT THE COMPANY:                                    AT FINANCIAL RELATIONS BOARD:
Sharon Madden                                      Tricia Ross
Director of Investor Relations                     Analyst Contact
(801) 984-9400                                     (310) 407-6540

FOR IMMEDIATE RELEASE:
FEBRUARY 11,  2005

             HEADWATERS INCORPORATED ANNOUNCES VERDICT IN TRIAL WITH
                          AJG FINANCIAL SERVICES, INC.


SOUTH JORDAN, UTAH, FEBRUARY 11, 2005 - HEADWATERS INCORPORATED (NASDAQ: HDWR), today announced that the jury has reached a verdict on three claims in the trial against AJG Financial Services, Inc. First, the jury determined that AJG violated its license agreement with Headwaters by failing to pay royalties from four alternative fuel lines located in South Carolina. The jury found that AJG should pay Headwaters $175,294,532 for the breach of contract through 2004. Second, the jury found that Headwaters violated an agreement with AJG by not paying royalties in connection with a financing agreement and indicated that Headwaters should pay AJG $270,734 for the breach. Third, the jury rejected AJG's negligent misrepresentation claim against Headwaters.

The court has not yet ruled on Headwaters' claim for declaratory relief concerning AJG's future obligation to pay royalties for production from the four alternative fuel lines. Further, the court has not yet entered judgment on the verdict. Once entered, the parties may seek relief from the judgment by motion to the trial court and by appeal from the final judgment. It is anticipated that this case will be the subject of post-verdict motions and appeals. No revenue will be recognized until these post-verdict motions and appeals are resolved and collection is assured.

"Over the past four years, the litigation has been a distraction. We are pleased that the jury agreed with our position," said Kirk A. Benson, Chief Executive Officer. "But it will still require time and expense to bring this litigation to its final conclusion and collect the money owed to Headwaters."

About Headwaters Incorporated

Headwaters Incorporated is a world leader in creating value through innovative advancements in the utilization of natural resources. Headwaters is a diversified growth company providing products, technologies and services to the energy, construction and home improvement industries. Through its alternative energy, coal combustion products, and building products businesses, the Company earns a growing revenue stream that provides the capital needed to expand and acquire synergistic new business opportunities.

Forward Looking Statements

Certain statements contained in this report are forward-looking statements within the meaning of federal securities laws and Headwaters intends that such forward-looking statements be subject to the safe-harbor created thereby.

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Headwaters Incorporated
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Forward-looking statements include Headwaters' expectations as to the managing and marketing of coal combustion products, the production and marketing of building materials and products, the licensing of technology and chemical sales to alternative fuel facilities, the receipt of product sales, license fees and royalty revenues, the development, commercialization, and financing of new technologies and other strategic business opportunities and acquisitions, and other information about Headwaters. Such statements that are not purely historical by nature, including those statements regarding Headwaters' future business plans, the operation of facilities, the availability of tax credits, the availability of feedstocks, and the marketability of the coal combustion products, building products, and synthetic fuel, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future results that are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Actual results may vary materially from such expectations. Words such as "expects," "anticipates," "targets," "goals," "projects," "believes," "seeks," "estimates," variations of such words, and similar expressions are intended to identify such forward-looking statements. Any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking.

In addition to matters affecting the coal combustion product, alternative fuel, and building products industries or the economy generally, factors which could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the captions entitled "Forward-looking Statements" and "Risk Factors" in Item 7 in Headwaters' Annual Report on Form 10-K for the fiscal year ended September 30, 2004, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses.

Although Headwaters believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that our results of operations will not be adversely affected by such factors. Unless legally required, we undertake no obligation to revise or update any forward-looking statements for any reason. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.

Our internet address is www.headwaters.com. There we make available, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our reports can be accessed through the investor relations section of our web site.